UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431
1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
Power Supply Adjustor Recommended Order
     On January 4, 2006 an administrative law judge (“ALJ”) with the Arizona Corporation Commission (the “ACC”) issued a recommended order in connection with the surcharge application by Arizona Public Service Company (“APS”) to recover $80 million in deferred fuel and purchased power costs under the Power Supply Adjustor (the “PSA”) approved by the ACC in 2005. The recommended order also addressed the Plan of Administration for the PSA. For additional information regarding the PSA surcharge application, see “Power Supply Adjustor” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West Capital Corporation/APS Report on Form 10-Q for the fiscal quarter ended September 30, 2005.
     The recommended order denies APS’ application solely on procedural grounds based on the ALJ’s interpretation of the PSA’s operation. It also recommends certain changes to the Plan of Administration. APS disagrees with the recommended order and expects to file exceptions to the recommended order with the ACC on or before January 13, 2006. APS cannot predict the outcome of this matter.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit
No.	Registrant	Description
99.1	Pinnacle West Capital Corporation	ACC ALJ Recommended Order on APS’ Plan of Administration and Surcharge Application
APS

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 5, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: January 5, 2006	By:	/s/ Barbara M. Gomez
Barbara M. Gomez
Vice President and Treasurer

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